As filed with the Securities and Exchange Commission on June 21, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BABCOCK & WILCOX ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-2783641 (I.R.S. Employer Identification Number)

1200 East Market Street
Akron, Ohio 44305
Phone: (330) 753-4511
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth M. Young
Chief Executive Officer
Babcock & Wilcox Enterprises, Inc.
1200 East Market Street
Akron, Ohio 44305
Phone: (330) 753-4511
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
C. Brophy Christensen, Esq.

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, California 94111

(415) 984-8700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐           Accelerated filer ☐           Non-accelerated filer ☒      Smaller reporting company ☒           Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
7.75% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share	2,916,880 shares	$25.49	$74,351,271	$8,112
Common Stock, par value $0.01 per share	10,720,785 shares	$7.61	$81,585,174	$8,901
Total			$155,936,445	$17,013

(1)	This registration statement registers the offer and sale by the selling securityholders of 2,916,880 shares of 7.75% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and 10,720,785 shares of common stock, par value $0.01 per share (the “Common Stock”), of Babcock & Wilcox Enterprises, Inc. This registration statement also relates to an indeterminate number of additional shares of Common Stock which may be issued with respect to such shares of Common Stock by way of stock splits, stock dividends, reclassifications or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices per share of Preferred Stock and Common Stock as reported on the New York Stock Exchange on June 17 and June 18, 2021 respectively,, which dates are a date within five business days of the filing of this registration statement.

(3)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated June 21, 2021

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus

Babcock & Wilcox Enterprises, Inc.

2,916,880 shares of 7.75% Series A Cumulative Perpetual Preferred Stock

10,720,785 shares of Common Stock

Offered, from time to time, by the selling securityholders

This prospectus relates to the resale, from time to time, by the selling securityholders identified in this prospectus under “Selling Securityholders,” of up to 2,916,880 shares of 7.75% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and with a liquidation preference of $25.00 per share (the “Preferred Stock”), and 10,720,785 shares of common stock, par value $0.01 per share (the “Common Stock” and, together with the Preferred Stock, the “Securities”), issued and sold by us. We are not selling any Securities under this prospectus and will not receive any proceeds from the sale of Securities by the selling securityholders. The selling securityholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the offer and sale of the Securities hereunder.

The selling securityholders may sell the Securities offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the heading “Plan of Distribution.” The Securities may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

The Preferred Stock is listed on the New York Stock Exchange under the symbol “BW PRA” and the Common Stock is listed on the New York Stock Exchange under the symbol “BW”. On June 15, 2021, the closing price of the Preferred Stock was $25.49 per share and the closing price of the Common Stock was $7.50 per share.

Investing in any of our Securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021.

Table of Contents

About This Prospectus

This prospectus relates to the resale by the selling securityholders identified in this prospectus under the heading “Selling Securityholders,” from time to time, of up to 2,916,880 shares of Preferred Stock and 10,720,785 shares of Common Stock. We are not selling any of our Securities under this prospectus and we will not receive any proceeds from the sale of Securities offered hereby by the selling securityholders.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information about us and the securities being offered by the selling securityholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements. You should read both this prospectus and any prospectus supplement together with the additional information referenced under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

We and the selling securityholders have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We and the selling securityholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless we otherwise state or the context otherwise indicates, all references in this prospectus to “B&W,” the “Company,” “us,” “our,” or “we” or similar references, mean Babcock & Wilcox Enterprises, Inc.

Where You Can Find More Information

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we file periodic reports, proxy statements and other information with the SEC. These filings are available on the SEC’s website at http://www.sec.gov. You may also inspect our periodic reports, proxy statements and other information at our website, http://www.babcock.com. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

Information We Incorporate By Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021, as amended by our Form 10-K/A, filed with the SEC on March 29, 2021;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2021, as supplemented by our Definitive Additional Materials on Schedule 14A, filed with the SEC on May 10, 2021;
•	our Current Reports on Form 8-K filed with the SEC on February 9, 2021, February 12, 2021, March 9, 2021, March 24, 2021, April 1, 2021, April 22, 2021, May 3, 2021, May 7, 2021, May 13, 2021, May 13, 2021, May 26, 2021, June 1, 2021, June 4, 2021 and June 9, 2021; and
•	the description of our capital stock contained in our Information Statement, filed as Exhibit 99.1 to Amendment No. 4 to our Registration Statement on Form 10 (File No. 001-36876), filed on June 9, 2015, including any amendment or report filed for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Babcock & Wilcox Enterprises, Inc.
Attention: Corporate Secretary
1200 East Market Street
Akron, OH 44305
(330) 753-4511

Prospectus Summary

The following summary does not contain all of the information that you should consider before making your investment decision. You should read carefully the entire prospectus and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus before making any investment decision.

Our Business

B&W is a growing, globally-focused renewable, environmental and thermal technologies provider with decades of experience providing diversified energy and emissions control solutions to a broad range of industrial, electrical utility, municipal and other customers. B&W’s innovative products and services are organized into three market-facing segments:

•	Babcock & Wilcox Renewable: Cost-effective technologies for efficient and environmentally sustainable power and heat generation, including waste-to-energy, biomass energy and black liquor systems for the pulp and paper industry. B&W’s leading technologies support a circular economy, diverting waste from landfills to use for power generation and replacing fossil fuels, while recovering metals and reducing emissions.

•	Babcock & Wilcox Environmental: A full suite of best-in-class emissions control and environmental technology solutions for utility, waste to energy, biomass, carbon black and industrial steam generation applications around the world. B&W’s broad experience includes systems for cooling, ash handling, particulate control, nitrogen oxides and sulfur dioxides removal, chemical looping for carbon control, and mercury control.

•	Babcock & Wilcox Thermal: Steam generation equipment, aftermarket parts, construction, maintenance and field services for plants in the power generation, oil and gas, and industrial sectors. B&W has an extensive global base of installed equipment for utilities and general industrial applications including refining, petrochemical, food processing, metals and others.

Our business depends significantly on the capital, operations and maintenance expenditures of global electric power generating companies, including renewable and thermal powered heat generation industries and industrial facilities with environmental compliance policies requirements. Several factors may influence these expenditures, including:

•	climate. change initiatives promoting environmental policies which include renewable energy options utilizing waste-to-energy or biomass to meet legislative requirements and clean energy portfolio standards in the United States, European, Middle East and Asian markets;

•	requirements for environmental improvements in various global markets;

•	expectation of future requirements to further limit or reduce greenhouse gas and other emissions in the United States, Europe, and other international climate change sensitive countries;

•	prices for electricity, along with the cost of production and distribution including the cost of fuel within the United States, Europe, Middle East and Asian based countries;

•	demand for electricity and other end products of steam-generating facilities;

•	level of capacity utilization at operating power plants and other industrial uses of steam production;

•	requirements for maintenance and upkeep at operating power plants to combat the accumulated effects of usage;

•	overall strength of the industrial industry; and

•	ability of electric power generating companies and other steam users to raise capital.

Customer demand is heavily affected by the variations in our customers’ business cycles and by the overall economies and energy, environmental and noise abatement needs of the countries in which they operate.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1200 East Market Street, Akron, Ohio 44305. Our telephone number is (330) 753-4511. Our website is http://www.babcock.com. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

Risk Factors

An investment in our securities involves risk. We urge you to carefully consider the risks and other information described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is incorporated herein by reference, and in other filings we make with the SEC. Any of the risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). You should not place undue reliance on these statements. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements.

These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the impact of COVID-19 on us and the capital markets and global economic climate generally; our recognition of any asset impairments as a result of any decline in the value of our assets or our efforts to dispose of any assets in the future; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; the highly competitive nature of our businesses and our ability to win work, including identified project opportunities in our pipeline; general economic and business conditions, including changes in interest rates and currency exchange rates; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to successfully resolve claims by vendors for goods and services provided and claims by customers for items under warranty; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully address productivity and schedule issues in our B&W Renewable, B&W Environmental and B&W Thermal segments, including the ability to complete our B&W Renewable’s European EPC projects and B&W Environmental’s U.S. loss projects within the expected time frame and the estimated costs; our ability to successfully partner with third parties to win and execute contracts within our B&W Environmental, B&W Renewable and B&W Thermal segments; changes in our effective tax rate and tax positions, including any limitation on our ability to use our net operating loss carryforwards and other tax assets; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; our ability to successfully compete with current and future competitors; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; and the other factors specified and set forth under “Risk Factors” in our periodic reports filed with the SEC, including our most recent annual report on Form 10-K.

The risks described in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which are incorporated by reference herein, and elsewhere are not the only risks facing our company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We caution readers not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

We disclose important factors that could cause our actual results to differ materially from our expectations implied by our forward-looking statements under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the documents we incorporate by reference and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributed to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other condition, results of operations, prospects and ability to service our debt.

The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled “Risk Factors” beginning on page S-4.

We disclose important factors that could cause our actual results to differ materially from our expectations implied by our forward-looking statements under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the documents we incorporate by reference and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributed to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other condition, results of operations, prospects and ability to service our debt.

Use of Proceeds

All of the Securities offered and sold under this prospectus are being offered and sold for the account of the selling securityholders. We will not receive any of the proceeds from the sale of these Securities. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our Securities covered by this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to the sale of the Securities.

Description of Series A Preferred Stock

The description of the specific terms of the Series A Preferred Stock set forth in “Description of Series A Preferred Stock” in our prospectus supplement filed with the SEC on May 6, 2021 (file no. 333-255428) and Items 1.01 and 5.03 of our Current Report on Form 8-K, filed with the SEC on June 3, 2021 (file no. 001-36876) are hereby incorporated by reference.

Description of Capital Stock

The description of our capital stock set forth in “Description of Capital Stock” in our prospectus supplement filed with the SEC on May 6, 2021 (file no. 333-255428) is hereby incorporated by reference.

Selling Securityholders

This prospectus covers a 2,916,880 shares of Preferred Stock and 10,720,785 shares of Common Stock that may be sold or otherwise disposed of by the selling securityholders.

The following table sets forth certain information with respect to each selling securityholder, including (i) the number of shares of Preferred Stock and Common Stock beneficially owned by such selling securityholder prior to this offering, (ii) the number of shares of Preferred Stock and Common Stock being offered by such selling securityholder pursuant to this prospectus, and (iii) such selling securityholder’s beneficial ownership after completion of this offering, assuming that all of the Securities covered hereby (but none of the other Securities, if any, held by the selling securityholders) are sold to third parties.

The table is based on information supplied to us by the selling securityholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose.

The percentage of beneficial ownership after this offering is based on the 7,357,580 shares of Preferred Stock outstanding as of June 1, 2021 and the 85,727,419 shares of Common Stock outstanding as of May 6, 2021. Except where otherwise indicated below, we believe, based on information furnished to us by such owners, that the beneficial owners of the Securities listed below have sole investment and voting power with respect to such Securities.

The registration of the offer and sale of these Securities does not mean that the selling securityholders will sell or otherwise dispose of all or any of these Securities. The selling securityholders may sell or otherwise dispose of all, a portion or none of such Securities from time to time. We do not know the aggregate number of Securities, if any, that will be offered for sale or other disposition by any of the selling securityholders under this prospectus. Furthermore, the selling securityholders may have sold, transferred or disposed of the Securities covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Except as otherwise disclosed below, none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with us.

Information about the selling securityholders may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Beneficial Ownership(1)(2)
Shares of Preferred Stock
	Beneficially			Shares of Preferred Stock
	Owned Prior to the			Beneficially Owned
	Offering		Shares of	After the Offering(4)
Name of Beneficial Owner	Shares	Percent	Preferred Stock Registered Hereunder for Sale	Number	Percent
B. Riley Financial, Inc.(3)	2,916,880	39.6%	2,916,880	—	—

Shares of Common Stock
	Beneficially			Shares of Common Stock
	Owned Prior to the			Beneficially Owned
	Offering		Shares of	After the Offering(4)
Name of Beneficial Owner	Shares	Percent	Common Stock Registered Hereunder for Sale	Number	Percent
B. Riley Financial, Inc.(3)	28,958,104	33.2%	10,720,785	18,237,319	21.3%

(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling securityholders the right to acquire common shares within 60 days.

(2)	Unless otherwise indicated, this table is based on information supplied to us by the selling securityholders and our records.

(3)	These securities are held by B. Riley Financial, Inc. or one or more of its subsidiaries or affiliates. Bryant R. Riley may be deemed to beneficially own these securities in his capacity as Chairman and Co-Chief Executive Officer of B. Riley Financial, Inc. Mr. Riley disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(4)	Assumes all Securities are resold to third parties and that, with respect to the selling securityholders, all Securities included in this prospectus are sold by such selling securityholders.

Selling Securityholder Relationships with the Company

B. Riley Financial Inc., together with its affiliates (collectively, “B. Riley”), has significant influence over us as a significant shareholder and may have conflicts of interest that arise out of current or future contractual relationships it or its affiliates may have with us.

As of March 25, 2021, B. Riley controls approximately 33.2% of the voting power represented by our Common Stock and has the right to nominate three members of our board of directors pursuant to the investor rights agreement we entered into with them on April 30, 2019. The investor rights agreement also provides pre-emptive rights to B. Riley with respect to certain future issuances of our equity securities. The services of our Chief Executive Officer are provided to us by B. Riley pursuant to a consulting agreement.

As a result of these arrangements, B. Riley has significant influence over our management and policies and over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. Further, if B. Riley and other significant shareholders of the Company were to act together on any matter presented for shareholder approval, they may have the ability to control the outcome of that matter. B. Riley can take actions that have the effect of delaying or preventing a change of control of us or discouraging others from making tender offers for our shares, which could prevent shareholders from receiving a premium for their shares. These actions may be taken even if other shareholders oppose them.

Plan of Distribution

Each selling securityholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the ecurities covered hereby on the New York Stock Exchange or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling securityholder may use any one or more of the following methods when selling Securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell the Securities under Rule 144 under the Securities Act of 1933, if available, or any other exemption from registration under the Securities Act of 1933, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

In connection with the sale of the Securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The selling securityholders may also sell shares short and deliver these Securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealer participating in the distribution of the Securities offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Any profits realized by the selling securityholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. To the extent the selling securityholders or any such broker-dealers may be deemed to be an underwriter, the selling securityholders and such broker-dealers will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities.

Legal Matters

O’Melveny & Myers LLP will pass upon the validity of the securities being offered hereby.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Prospectus

Babcock & Wilcox Enterprises, Inc.

2,916,880 shares of 7.75% Series A Cumulative Perpetual Preferred Stock

10,720,785 shares of Common Stock

Offered, from time to time, by the selling securityholders

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission registration fee	$17,006
Trustee’s fees and expenses	*
Transfer agent and registrar fees	*
Printing expenses	*
Accountant’s fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	*

* Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

Delaware Law

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (a) for any breach of that director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or as the provision hereafter may be amended, supplemented or replaced, or (d) for any transactions from which that director derived an improper personal benefit.

Our bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our bylaws also provide that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our bylaws provide that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our board of directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our bylaws also permit us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We have obtained directors’ and officers’ liability insurance providing coverage to our directors and officers.

Director and Officer Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons to the fullest extent permitted by Delaware law, from claims and losses arising from their service to us (other than certain claims brought by the indemnified party against us or any of our officers and directors). The agreements also provide each indemnified person with expense advancement to the extent the expenses arise from, or might reasonably be expected to arise from, an indemnifiable claim and are expected to contain additional terms meant to facilitate a determination of the indemnified person’s entitlement to such benefits.

Item 16. Exhibits.

The following documents are exhibits to the registration statement:

Exhibit Number	Description
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-36876)).
3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Babcock & Wilcox Enterprises, Inc., as filed with the Secretary of State of the State of Delaware on June 14, 2019 (incorporated by reference to the Babcock & Wilcox Enterprises, Inc. Current Report on Form 8-K filed on June 17, 2019 (File No. 001-36876)).
3.3	Certificate of Amendment of the Restated Certificate of Incorporation, as amended, of Babcock & Wilcox Enterprises, Inc., as filed with the Secretary of State of the State of Delaware on July 23, 2019 (incorporated by reference to the Babcock & Wilcox Enterprises, Inc. Current Report on Form 8-K filed on July 24, 2019 (File No. 001-36876)).
3.4	Amended and Restated By-laws of Babcock & Wilcox Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (File No. 001-36876)).
3.5	Certificate of Designations with respect to the 7.75% Series A Cumulative Perpetual Preferred Stock, dated May 6, 2021, filed with the Secretary of State of Delaware and effective on May 6, 2021 (incorporated by reference to Exhibit 3.4 of the Babcock & Wilcox Enterprises, Inc. Form 8-A (File No. 001-36876), filed on May 7, 2021).
3.6	Certificate of Increase of the Number of Shares of 7.75% Series A Cumulative Perpetual Preferred Stock of Babcock & Wilcox Enterprises, dated June 2, 2021 (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox, Inc. Current Report on Form 8-K (File No. 001-36876)).
5.1	Opinion of O’Melveny & Myers LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of O’Melveny & Myers LLP (Included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on signature page).
25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Debt Securities Indenture.

* Filed separately under the electronic form type 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii), and (iii) of this Item 17 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Exchange Act that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Exchange Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio on June 21, 2021.

BABCOCK & WILCOX ENTERPRISES, INC.

By:	/s/ Kenneth M. Young
Name: Kenneth M. Young
Title: Chief Executive Officer

Each of the undersigned officers and directors of Babcock & Wilcox Enterprises, Inc. hereby constitutes and appoints each of Kenneth M. Young and Louis Salamone as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement of Babcock & Wilcox Enterprises, Inc. on Form S-3, and any other registration statement relating to the same offering (including any registration statement, or amendment thereto, that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of June 21, 2021:

Signature	Title

/s/ Kenneth M. Young	Chairman and Chief Executive Officer
Kenneth M. Young	(Principal Executive Officer)

/s/ Louis Salamone	Chief Financial Officer
Louis Salamone	(Principal Financial and Accounting Officer)

/s/ Henry E. Bartoli	Director
Henry E. Bartoli

/s/ Alan B. Howe	Director
Alan B. Howe

/s/ Joseph A. Tato	Director
Joseph A. Tato

/s/ Rebecca Stahl	Director
Rebecca Stahl

/s/ Philip D. Moeller	Director
Philip D. Moeller